                                                Registration No. 333-___________

         As filed with the Securities and Exchange Commission on June 10, 1997
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                                 ___________________

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                 ___________________

                                ARCADIA FINANCIAL LTD.
                (Exact name of registrant as specified in its charter)

                 Minnesota                                 41-1664848
      (State or other jurisdiction                       (I.R.S. Employer
    of incorporation or organization)                  Identification No.)
                                 ___________________

                             7825 Washington Avenue South
                          Minneapolis, Minnesota 55439-2444
                            (Address, including zip code,
                     of registrant's principal executive offices)

                 Letter Agreement dated August 26, 1996, as amended,
                            between Arcadia Financial Ltd.
                        (formerly Olympic Financial Ltd.) and
                                     Warren Kantor
                               (Full title of the plan)

                                Richard A. Greenawalt
                                Arcadia Financial Ltd.
                             7825 Washington Avenue South
                          Minneapolis, Minnesota 55439-2435
                                    (612) 942-9880
                         (Name, address and telephone number,
                including area code, of agent for service of process)
                                 ___________________

                                       Copy to:
                               Richard G. Swanson, Esq.
                                 Dorsey & Whitney LLP
                                220 South Sixth Street
                             Minneapolis, Minnesota  55402
                                 ___________________



                          CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                                      Proposed maximum    Proposed maximum
                                      Amount to be   offering price per   aggregate offering       Amount of
Title of securities to be registered   registered          share(1)             price          registration fee
---------------------------------------------------------------------------------------------------------------
Common stock, $.01 par value             25,714             $10.44            $268,454.16           $81.35
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and based upon the average of the high and low prices for shares of the Registrant's Common Stock on June 3, 1997, as reported by the New York Stock Exchange.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                      PROSPECTUS

                                ARCADIA FINANCIAL LTD.
                            ______________________________

                                        25,714
                                Shares of Common Stock
                                   ($.01 Par Value)
                            ______________________________

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
 NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
   COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
        ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ______________________________

         This Prospectus relates to 25,714 shares of Common Stock (the "Common Stock") acquired by Warren Kantor (the "Selling Stockholder") pursuant to a Letter Agreement dated August 26, 1996, as amended, between Arcadia Financial Ltd. (formerly Olympic Financial Ltd.) and the Selling Stockholder (the "Plan"). All or a portion of the Common Stock offered hereby may be offered for sale from time to time on the New York Stock Exchange or otherwise at prices and terms then obtainable. Arcadia Financial Ltd. (the "Company") will receive none of the proceeds from the sale of the Common Stock offered hereby.

         The shares of Common Stock offered hereby have not been registered under the blue sky or securities laws of any jurisdiction, and any broker or dealer should assure itself of the existence of an exemption from registration or effectuate such registration in connection with the offer and sale of the Common Stock.

         The Common Stock of the Company is listed on the New York Stock Exchange. On June 4, 1997, the closing price for the Common Stock on the New York Stock Exchange was $10.63 per share.

                                      __________

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH IT IS NOT LAWFUL OR TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.



                     The date of this Prospectus is June 10, 1997

                                AVAILABLE INFORMATION

              The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Common Stock of the Company is listed on the New York Stock Exchange, and reports, proxy statements and other information concerning the Company can also be inspected at such exchange. This Prospectus does not contain all the information set forth in a Registration Statement on Form S-8 and exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), and to which reference is hereby made. The Commission maintains a site on the World Wide
Web that contains reports, proxy and information statements and other information regarding issuers, including the Company, that file electronically with the Commission. The address of such site is http://www.sec.gov.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company incorporates herein by reference the following documents or portions of documents, as of their respective dates, as filed with the Securities and Exchange Commission:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

         (c) The Company's Current Reports on Form 8-K dated March 18, 1997, March 12, 1997, March 11, 1997, March 10, 1997, March 7, 1997
    and January 14, 1997; and

         (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A/A-1 File No. 1-14276.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to John A. Witham, Principal Financial Officer, Arcadia Financial Ltd., Olympic Financial Center, 7825 Washington Avenue South, Minneapolis, Minnesota 55439-2435, (612) 942-9880.

                                     THE COMPANY

         The complete mailing address of the principal executive offices of the Company is Arcadia Financial Ltd., Olympic Financial Center, 7825 Washington Avenue South, Minneapolis, Minnesota 55439-2435, (612) 942-9880.

                                 SELLING STOCKHOLDER

         The following table sets forth the name, position with the Company, and certain information with respect to the ownership of the Company's Common Stock, for the Selling Stockholder.



                                                     Number of Shares
                                                     ----------------
                                       Beneficially   Maximum        Beneficially
                                       Owned Before   Offered        Owned After
Name and Position                      Offering(1)    Hereby(2)      Offering(3)
-----------------                      ------------   -----------    -------------

Warren Kantor                            641,282        25,714           615,568
Director




________________


(1) Includes shares currently owned and any shares acquirable within 60 days of the date hereof upon exercise of outstanding options.

(2) This statement of "Maximum Offered Hereby" does not constitute a commitment to sell the number of shares listed. The number of shares offered will be determined from time to time by the Selling Stockholder at his sole discretion.

(3) Assumes that the Maximum Offered Hereby is sold.

                                 PLAN OF DISTRIBUTION

         The Common Stock will be offered and sold by the Selling Stockholder for his own account. The Company will not receive any proceeds from the sale of the Common Stock pursuant to this Prospectus. The Company has agreed to pay the expenses of registration of the Common Stock, including legal and accounting fees.

    The Selling Stockholder may offer and sell the Common Stock from time to time in transactions on the New York Stock Exchange, in brokerage transactions at prevailing market prices or in transactions at negotiated prices. Sales may be made to or through brokers or dealers who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder or the purchasers of Common Stock for whom such brokers or dealers may act as agent or to whom they may sell as principal, or both. As of the date of this Prospectus, the Company is not aware of any agreement, arrangement or understanding between any broker or dealer and the Selling Stockholder.

    Whenever a particular offering of Common Stock is to be made pursuant to this Prospectus, to the extent required, this Prospectus will be updated to reflect the number of shares of Common Stock so offered and, if such offering is to be made by or through underwriters or dealers, the names of such underwriters or dealers and the principal terms of the arrangements between the underwriters or dealers and the Selling Stockholder for whose account such offering is being made.

    Any brokers or dealers acting in connection with the sale of the Common Stock hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit realized by them on the resale of Common Stock as principals may be deemed underwriting compensation under the Securities Act.

                                       EXPERTS

    The consolidated financial statements of the Company included in the Company's Annual Report (Form 10-K) for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant incorporates herein by reference the following documents or portions of documents, as of their respective dates as filed with the Securities and Exchange Commission:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996;

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

         (c) The Registrant's Current Reports on Form 8-K dated March 18, 1997, March 12, 1997, March 11, 1997, March 10, 1997, March 7, 1997
    and January 14, 1997; and

         (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A/A-1 File No. 1-14276.

    All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 302A.521 of the Minnesota Statutes provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to any employee benefit plan), settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person (1) has not been indemnified therefor by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit and
Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions in such person's official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions in such person's official capacity for other affiliated organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation. Section 302A.521 also requires payment by a corporation, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

    Article 6 of the Registrant's Restated Bylaws, as amended, provides that directors, officers, employees and agents, past or present, of the Registrant, and persons serving as such of another corporation or entity at the request of the Registrant, shall be indemnified by the Registrant for such expenses and liabilities, in such manner, under such circumstances, and to such extent as permitted under Minnesota Statutes Section 302A.521.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.  EXHIBITS.

          Exhibit
           Number            Description
          -------            -----------
            4.1              Letter Agreement dated August 26, 1996,
                             between the Registrant and Warren Kantor
                             (incorporated by reference to Exhibit
                             10.90 to the Registrant's Annual Report on
                             Form 10-K for the year ended December 31, 1996)

            4.2              Amendment to Letter Agreement dated
                             December 18, 1996, between the Registrant and Warren Kantor (incorporated by reference to Exhibit 10.91 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996)

            23.1             Consent of Ernst & Young LLP (filed
                             herewith)

            24.1             Power of Attorney (included on signature page)


ITEM 9.  UNDERTAKINGS.

    The undersigned Registrant hereby undertakes as follows:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs A(1)(i) and A(1)(ii) above will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, Minnesota on the 9th day of June, 1997.


                                  ARCADIA FINANCIAL LTD.

                                  By   /s/Richard A. Greenawalt
                                       -----------------------------------
                                       Richard A. Greenawalt
                                       Chief Executive Officer and President


                                  POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard A. Greenawalt and John A. Witham, or either of them (with full power to act alone), as his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.



           Signature                             Title                                   Date
    /s/Richard A. Greenawalt      Chief Executive Officer, President and              June 9, 1997
-------------------------------   Director  (Principal Executive Officer)
     Richard A. Greenawalt

       /s/John A. Witham          Executive Vice President and Chief Financial        June 9, 1997
-------------------------------      Officer  (Principal Financial Officer)
        John A. Witham

    /s/Brian S. Anderson             Senior Vice President, Corporate                 June 9, 1997
-------------------------------     Controller and Assistant Secretary
     Brian S. Anderson                (Principal Accounting Officer)

    /s/Scott H. Anderson                         Director                             June 9, 1997
-------------------------------
     Scott H. Anderson

    /s/A. Mark Berlin, Jr.                       Director                             June 9, 1997
-------------------------------
     A. Mark Berlin, Jr.

    /s/Lawrence H. Bistodeau                     Director                             June 9, 1997
-------------------------------
     Lawrence H. Bistodeau

    /s/Robert J. Cresci                          Director                             June 9, 1997
-------------------------------
    Robert J. Cresci

    /s/James L. Davis                            Director                             June 9, 1997
-------------------------------
    James L. Davis

    /s/Warren Kantor                             Director                             June 9, 1997
-------------------------------
    Warren Kantor

    /s/Robert A. Marshall                        Director                             June 9, 1997
-------------------------------
    Robert A. Marshall

    /s/Frederick W. Zuckerman                    Director                             June 9, 1997
-------------------------------
    Frederick W. Zuckerman


                                   EXHIBIT INDEX TO
                                       FORM S-8

                                ARCADIA FINANCIAL LTD.


    Exhibit
    Number         Description
    ------         -----------

    4.1            Letter Agreement dated August 26, 1996,
                   between the Registrant and Warren Kantor
                   (incorporated by reference to Exhibit 10.90 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996)


    4.2 Amendment to Letter Agreement dated December 18, 1996, between the Registrant and Warren Kantor
                   (incorporated by reference to Exhibit 10.91 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996)

    23.1      Consent of Ernst & Young LLP (filed herewith)

    24.1      Power of Attorney (included on signature page)